UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 19, 2016

PEERLOGIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

119 West 24th Street, 4th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

(914) 550-9993

(Registrant’s telephone number, including area code)

500 7th Ave., 17th Floor, New York, New York 10018

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On February 18, 2016, PeerLogix, Inc. (the “Company”) terminated for cause the employment of Charles Gonsher as the Company’s Chief Accounting Officer, effective as of February 19, 2016. Pursuant to Mr. Gonsher’s employment agreement with the Company, either the Company or Mr. Gonsher shall have the right to cancel the agreement for any reason or no reason without any liability to the other party. The Company has agreed to pay Mr. Gonsher unpaid salaries through the effective date of the termination.

(c) On February 24, 2016, a total of 13,324,084 shares of common stock of the Company, representing 58.04% of a total of 22,957,532 shares issued and outstanding of the Company, were voted via written consent to appoint Kevin A. Richardson, II as a director on the Company’s board of directors.

Mr. Richardson, age 47, is currently Chairman of the board of directors of SANUWAVE Health, Inc. since August 2005. Mr. Richardson founded Prides Capital LLC and Prides Capital Partners LLC in January 2004 where he is Managing Director. Prides Capital LLC and Prides Capital Partners LLC specialize in strategic block, active investing in small-cap and micro-cap public and private companies. From April 1999 until the end of 2003, Mr. Richardson was a partner at Blum Capital Partners, a $2.5 billion investment firm. Between May 1999 and September 2003, Mr. Richardson was the lead public partner on 18 investments. Prior to joining Blum Capital, Mr. Richardson was an analyst at Tudor Investment Corporation, an investment management firm. Previously, Mr. Richardson spent four years at Fidelity Management and Research where he was the assistant portfolio manager of the Fidelity Contra Fund, a registered investment company. Mr. Richardson also managed Fidelity Airline Fund, the Fidelity Aerospace and Defense Fund, and performed research and analysis in a variety of industry sectors (computer services, business services, media, financial services, and healthcare information technology). Mr. Richardson is also a member of the board of directors of As Seen On TV, Inc., a publicly traded multichannel distributor of As Seen On TV products and Pegasus Solutions, Inc., a travel technology company and was previously a board member of Healthtronics, Inc. and QC Holdings, Inc. Mr. Richardson received an undergraduate degree from Babson College and an M.B.A. from Kenan-Flagler Business School at the University of North Carolina.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLOGIX, INC.

Date: March 10, 2016	By:	/s/ William Gorfein
Name: William Gorfein Title: Chief Executive Officer

3